<CORRESP>
                       SPAIN & GILLON, L.L.C.
                        THE ZINSZER BUILDING
                      2117 SECOND AVENUE NORTH
                   BIRMINGHAM, ALABAMA 35203-3753
                           (205) 581-6226

                          September 3, 1999

Securities and Exchange Commission
Division of Corporate Finance
500 North Capitol Street, N.W.
Washington, D.C.  20549

            Re:  Golden Enterprises, Inc.
                 File No.:  0-4339
                 Definitive Proxy  Material

Gentlemen:

     Golden Enterprises, Inc. is filing by EDGAR its Proxy
Statement and Proxy Card which will be used with respect to the Company's Annual Stockholders' Meeting to be held on September 27, 1999. This Proxy solicitation relates to the
Annual Stockholders' Meeting at which the only matter to be acted upon is the election of Directors.

     Seven (7) hard copies of the Company's Annual Report to Stockholders will be mailed to the Commission by separate cover letter.

     Copies of the Definitive Proxy Material will be released to the stockholders of Golden Enterprises, Inc. on or about
September 3, 1999, and the Annual Report to Stockholders will also be released on that date.

                                Yours very truly,

                                SPAIN & GILLON, L.L.C.

                                By: /s/ John P. McKleroy, Jr.
                                        ---------------------
                                        John P.McKleroy, Jr.


</CORRESP>
[TEXT]

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                    Golden Enterprises, Inc.
        (Name of Registrant as Specified In Its Charter)

   __________________________________________________________
   (Name of Person(s) Filing Proxy Statement if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No Fee Required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction
          applies:
     __________________________________________________________________

     2)   Aggregate number of securities to which transaction
          applies:
     __________________________________________________________________

     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11 (Set forth
          the amount on which the filing fee is calculated and
          state how it was determined):
     __________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
     __________________________________________________________________

     5)   Total fee paid:
     __________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     __________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:
     __________________________________________________________________

     3)   Filing Party:
     __________________________________________________________________

     4)   Date Filed:
     __________________________________________________________________



                    GOLDEN ENTERPRISES, INC.
                   2101 Magnolia Avenue South
                            Suite 212
                    Birmingham, Alabama 35205


                    NOTICE OF ANNUAL MEETING

     Notice Is Hereby Given that the Annual Meeting of the
Stockholders of Golden Enterprises, Inc., (the "Company") a
Delaware Corporation, will be held at the general offices of Golden Flake Snack Foods, Inc., a subsidiary of the Company, at One Golden Flake Drive, Birmingham, Alabama, on September 27, 1999, at 11:00
A.M., Birmingham time, for the following purposes:

     1.   To elect a Board of Directors.

     2. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on August 6, 1999, are entitled to notice of and to vote at the meeting. All
Stockholders are cordially invited to attend the meeting.

                                By Order of the Board of Directors

                                /s/ John Stein
                                __________________________________
                                    John Stein
                                    Chairman

Birmingham, Alabama
September 3, 1999


     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT EITHER IN PERSON OR BY PROXY IN ORDER TO HOLD THE MEETING. TO INSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES PERSONALLY AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                         PROXY STATEMENT

                             GENERAL

     The annual meeting of the stockholders of Golden Enterprises, Inc. (the "Company") will be held at the general offices of Golden Flake Snack Foods, Inc., a subsidiary of the Company, at One Golden Flake Drive, Birmingham, Alabama, on September 27, 1999, at 11:00 A.M. All holders of record of common stock as of August 6, 1999, will be entitled to vote at the meeting and any adjournment thereof.

     The purpose of this proxy solicitation is to enable those stockholders who will be unable to personally attend the meeting to vote their stock.


                 PERSONS MAKING THE SOLICITATION

     This proxy is solicited on behalf of the Board of Directors of Golden Enterprises, Inc. The cost of solicitation will be paid by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram, or personal interview at no additional compensation.


                SECURITY HOLDERS ENTITLED TO VOTE

     Holders of shares of common stock of the Company of record at the close of business on August 6, 1999, will be entitled to vote at the Annual Meeting and at any and all adjournments thereof. Each share of common stock entitles its owner to one vote. The number of shares of common stock of the Company (exclusive of treasury shares) outstanding at the close of business on August 6, 1999 was 12,160,000 shares.

     Stockholders who execute proxies retain the right to revoke them at any time before they are voted. If the enclosed proxy is properly signed and returned to the Company and not so revoked, the shares represented thereby will be voted in accordance with its terms.


 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At August 6, 1999, Sloan Y. Bashinsky, Sr., Chairman Emeritus of the Board and Compass Bank, as Trustee of the Golden Enterprises, Inc. and subsidiaries Employee Stock Ownership Plan, were the only persons who beneficially owned more than 5% of the outstanding voting securities of the Company. The following table sets forth the number of shares of common stock of the Company beneficially owned by these persons.

                                    Amount and Nature of
                                  Beneficial Ownership (1)
     Name and Address of          ________________________          Percent of
     Beneficial Owner               Direct      Indirect               Class
     ________________________     _________     _________           __________
     Sloan Y. Bashinsky, Sr.         3,200      6,683,672 (2)(3)(4)    55.0%
     2101 Magnolia Ave. So.
     Suite 212
     Birmingham, Alabama 35205

     Compass Bank, as Trustee           -0-       994,403 (5)           8.2%
     of the Golden Enterprises, Inc.
     and subsidiaries Employee
     Stock Ownership Plan
     701 South 32nd Street
     Birmingham, Alabama 35233 (a)


(1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security; and/or (2) investment power which includes the power to dispose, or to direct the disposition of such security.

(2) Includes 5,283,128 shares owned by SYB, Inc., a corporation of which Sloan Y. Bashinsky, Sr. is Chairman of the Board and the majority stockholder. For Securities and Exchange Commission reporting purposes, Mr. Bashinsky is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr. Bashinsky disclaims beneficial ownership of such shares.

(3) Includes 1,000,000 shares owned by SYB, Inc. as Trustee of a Trust created by Sloan Y. Bashinsky, Sr. SYB, Inc. exercises the right to vote the shares and the investment power relative to the shares.

(4)  Includes 400,544 shares owned by The Bashinsky Foundation,
     Inc. of which Sloan Y. Bashinsky, Sr. is the founder and Chairman of the Board.

(5) The Employee Stock Ownership Plan provides that the shares held by the Trustee are voted by an administrative committee made up of 3 members. The Board of Directors of the Company determines the members of the committee. Present members of the administrative committee are: John S. Stein, Chairman of the Board and Chief Executive Officer of the Company; F. Wayne Pate, President of the Company and John H. Shannon, Vice President and Secretary of the Company.

(a) The Employee Stock Ownership Plan is an employee benefit plan qualified under 401(a) of the Internal Revenue Code and subject to the Employee Retirement Income Security Act of
     1974.


Security Ownership Of Management

     The following table shows the shares of common stock of Golden Enterprises, Inc. beneficially owned, directy or indirectly, by each Director and Nominee for Director and all Directors and Officers of the Company as a group at August 6, 1999:

                                      Amount and Nature of
                                     Beneficial Ownership (1)
                                     ________________________          Percent of
           Name                        Direct      Indirect              Class
           ____                      ________      ________            __________
     John S. Stein (a) (b)            288,854            -0- (4)          2.4%
     J. Wallace Nall, Jr.                  -0-      196,000  (5)          1.6%
     Edward R. Pascoe                 145,000            -0-              1.2%
     F. Wayne Pate                    136,994            32  (4)(6)       1.1%
     John P. McKleroy, Jr. (c) (d)     10,970 (2)        -0-               *
     D. Paul Jones, Jr.                 6,976 (3)     2,000   (7)          *
     James I. Rotenstreich              9,533            -0-               *
     John S. P. Samford                 1,666            -0-               *
     Joann F. Bashinsky (e) (f)        10,571            -0-               *
     Mark W. McCutcheon                 4,455            -0-  (8)          *

     All Directors and
     Officers as a group              665,519       198,032               7.1%


     *Less than one percent of class.

(1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security, and/or (2) investment power which includes the power to dispose of, or to direct the disposition of, such security.

(2) Includes 9,260 shares held by a self-employed pension plan and personal IRA account for the benefit of John P. McKleroy, Jr.

(3) Does not include a .880 fractional share held pursuant to the Company's Dividend Reinvestment Plan.

(4) Does not include any portion of the 994,403 shares of common stock of the Company which are owned by Compass Bank, as Trustee of Golden Enterprises, Inc. and subsidiaries Employee Stock Ownership Plan. Messrs. Stein and Pate are members of the plan's administrative committee and exercise the voting power of the shares. Messrs. Stein and Pate disclaim any beneficial ownership of such shares with the exception of the following shares which are vested in their respective account as an employee-participant under the Plan: Stein 36,185, Pate 20,845.

(5) Shares owned by Nall Development Corporation, a corporation of which J. Wallace Nall, Jr. is a Director and President. For Securities and Exchange Commission reporting purposes, Mr. Nall is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr. Nall disclaims beneficial ownership of such shares.

(6)  Includes 32 shares owned by the wife of F. Wayne Pate.

(7)  Shares held by Mr. Jones' wife and mother-in-law.

(8) Does not include 1,882 shares vested to Mr. McCutcheon's account in the Company's Employee Stock Ownership Plan.

(a) Mr. Stein is a Director and President of SYB, Inc. which beneficially owns 6,283,128 shares of the Company's stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares.

(b)  Mr. Stein is a Director and officer of The Bashinsky
     Foundation, Inc., which owns 400,544 shares of the Company's stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares.

(c) Mr. McKleroy is a Director and Secretary of SYB, Inc. which beneficially owns 6,283,128 shares of the Company's stock. Mr. McKleroy does not possess and specifically disclaims any beneficial ownership of these shares.

(d)  Mr. McKleroy is a Director and officer of The Bashinsky
     Foundation, Inc., which owns 400,544 shares of the Company's stock. Mr. McKleroy does not possess and specifically disclaims any beneficial ownership of these shares.

(e) Mrs. Bashinsky is a Director and Vice President of SYB, Inc., which beneficially owns 6,283,128 shares of the Company's stock. Mrs. Bashinsky does not possess and specifically disclaims any beneficial ownership of these shares.

(f)  Mrs. Bashinsky is a Director and Vice President of Bashinsky
     Foundation, Inc., which owns 400,544 shares of the Company's stock. Mrs. Bashinsky does not possess and specifically disclaims any beneficial ownership of these shares.


     Each Director has the sole voting and investment power of the shares directly owned by him.

     SYB, Inc., beneficially owns 6,283,128 shares of common stock of the Company. John S. Stein, Joann F. Bashinsky and John P. McKleroy, Jr., Directors of the Company, each serves as a Director and Officer of SYB, Inc. Joann F. Bashinsky is the wife of Sloan Y. Bashinsky, Sr. Mr. Bashinsky is Director Emeritus of the Company and owns 80% of the voting stock of SYB, Inc. and the other 20% is vested in a trust for the use and benefit of his children and grandchildren of which John P. McKleroy, Jr., serves as a Co-Trustee. In Mr. Bashinsky's will and in the trust document, he has provided that in the event SYB, Inc. or his estate owns any shares of Golden Enterprises stock at his death, the shares of Golden Enterprises held by SYB, Inc. and the estate and the voting shares of SYB, Inc. shall be voted by a committee made up of each member of the Board of Directors of Golden Enterprises and one member designated by his executors/trustees.

                          PROPOSAL ONE
                      ELECTION OF DIRECTORS

     At the Annual Meeting, ten Directors (constituting the entire Board of Directors) are to be elected, each to hold office until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified. All nominees are presently members of the Board of Directors and were elected to the Board by vote of the stockholders at the last annual meeting, except Mark W. McCutcheon, who was elected to the Board by unanimous vote of the Directors on January 7, 1999.

     Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons hereinafter listed as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Should any of the persons listed as nominees become unavailable as a nominee for election, it is intended that the shares represented by your proxy will be voted for the balance of those named and for a substitute nominee or nominees unless the Board of Directors reduces the number of directors, but the Board knows of no reason to anticipate that this will occur.

     The following table shows the names of the nominees for election as directors, their respective ages as of August 6, 1999, the principal occupation, business experience and other directorships held by such nominees, and the period during which such nominees have served as directors of the Company.

                              Principal Occupation,
                              Business Experiences                     Director
     Name and Age             and Other Directorships                    Since

John S. Stein, 62             Mr. Stein is Chairman of the Board          1971
                              and Chief Executive Officer of the
                              Company. He was elected Chief
                              Executive Officer on June 1, 1991
                              and Chairman on June 1, 1996. He
                              served as President of the Company
                              from 1985 to November 1998. Mr.
                              Stein has been employed with the
                              Company and its subsidiaries since
                              1961. Mr. Stein is a Director of
                              Compass Bancshares, Inc.

Edward R. Pascoe, 62          Mr. Pascoe is former Chairman of the        1971
                              Board of Steel City Bolt & Screw,
                              Inc. (formerly Coosa Acquisition,
                              Inc.) which, on February 8, 1995,
                              acquired the bolt and special
                              fastener business owned by the
                              Company. He served as President of
                              Steel City Bolt & Screw, Inc. and
                              Nall & Associates, Inc., which were
                              wholly-owned subsidiaries of the
                              Company, from 1972 and 1973,
                              respectively, until 1995.

John P. McKleroy, Jr., 55     Mr. McKleroy is an attorney and             1976
                              member with Spain & Gillon, L.L.C.,
                              general counsel for the Company. He
                              has practiced law with this firm
                              since 1968.

James I. Rotenstreich, 62     Mr. Rotenstreich is Chairman and            1984
                              Chief Executive Officer of JHF
                              Holdings, Inc.  ("JHF"), a company
                              formerly doing business under the
                              name of Jefferson Home Furniture
                              Company, Inc. He has served as Chief
                              Executive Officer since 1967 and as
                              Chairman since 1992. In May of 1994,
                              JHF sold its retail home furniture
                              interest and is presently engaged in
                              real estate and investment holdings.

John S. P. Samford, 49        Mr. Samford is President and sole           1984
                              owner of Samford Capital
                              Corporation, an investment holding
                              company which he formed in 1989.

D. Paul Jones, Jr., 56        Mr. Jones is Chairman of the Board          1991
                              and Chief Executive Officer of
                              Compass Bancshares, Inc. (a bank
                              holding company), and of its
                              subsidiary, Compass Bank. He assumed
                              these positions on April 1, 1991.
                              Mr. Jones has been employed with
                              Compass Bancshares, Inc. (formerly
                              Central Bancshares of the South,
                              Inc.) and Compass Bank (formerly
                              Central Bank of the South) since
                              1978.

J. Wallace Nall, Jr., 59      Mr. Nall is President of Nall               1991
                              Development Corporation and a
                              General Partner of Nall Partnership,
                              Ltd. He has held these positions
                              since 1981. Nall Development
                              Corporation is an investment holding
                              company and Nall Partnership, Ltd.
                              is a real estate investment and
                              development company.

F. Wayne Pate, 64             Mr. Pate is President of the                1992
                              Company. He was elected President on
                              November 1, 1998. He served as
                              President of Golden Flake Snack
                              Foods, Inc., a wholly-owned
                              subsidiary of the Company from
                              September 20, 1991, to November 1,
                              1998, and has been employed by
                              Golden Flake since 1968. During his
                              employment, he has served as Vice
                              President of Research and
                              Development, Vice President of
                              Manufacturing and Executive Vice
                              President of Manufacturing and
                              Sales.

Joann F. Bashinsky, 67        Mrs. Bashinsky is Vice President of         1996
                              SYB, Inc., which position she has
                              held since 1981. SYB, Inc. is an
                              investment holding company, which is
                              the principal owner of the Company.
                              Mrs. Bashinsky also serves as Vice
                              President of Bashinsky Foundation,
                              Inc., a private charitable
                              foundation. Mrs. Bashinsky is the
                              wife of Sloan Y. Bashinsky, Sr., who
                              retired as Chairman of the Board of
                              the Company on May 31, 1996.

Mark W. McCutcheon, 44        Mr. McCutcheon is President of              1999
                              Golden Flake Snack Foods, Inc., a
                              wholly-owned subsidiary of the
                              Company. He was elected President on
                              November 1, 1998, and has been
                              employed by Golden Flake since 1980.
                              During his employment, he has served
                              as Plant Manager of the Ocala,
                              Florida Plant, Plant Manager of the
                              Birmingham, Alabama Plant, Vice
                              President of Manufacturing, Vice
                              President of Operations, and
                              Executive Vice President.


     Sloan Y. Bashinsky, Sr., the husband of Joann F. Bashinsky is a "control person" by reason of his beneficial ownership of voting securities.

Committees Of The Board Of Directors

     The Company has a Compensation Committee, a Stock Option
Committee and an Audit Committee. The Board of Directors has no standing Nominating Committee.

     During the fiscal year ended May 31, 1999, the Compensation Committee was made up of John S. Stein, John S. P. Samford, James
I. Rotenstreich, D. Paul Jones, Jr. and J. Wallace Nall, Jr. The Compensation Committee reviews the performance of the Executive Officers of the Company and the top executive officer of Golden Flake Snack Foods, Inc., a wholly-owned subsidiary, and recommends to the Board of Directors of the Company the appropriate compensation level and compensation and benefit programs of such officers.

     During the fiscal year ended May 31, 1999, the Stock Option Committee was made up of James I. Rotenstreich, John S. P. Samford,
D. Paul Jones, Jr. and J. Wallace Nall, Jr. The Stock Option Committee determines the key employees of the Company and its subsidiary to whom stock options and stock appreciation rights will be granted under the 1988 Stock Option and Stock Appreciation Rights Plan and the 1996 Long Term Incentive Plan.

     The Audit Committee is made up of James I. Rotenstreich, John
S. P. Samford and D. Paul Jones, Jr. The Audit Committee reviews with the independent auditors, the corporate controller and the Company's general counsel the results of the independent auditor's annual report on the Company's financial statements. The Audit Committee also reviews and confers with management and the Board of Directors with respect to the selection of the Company's independent auditors and performs such additional functions as are necessary or prudent to fulfill the Committee's duties and responsibilities and reports its recommendations and findings to the full Board of Directors.

Meetings Of The Board Of Directors and Committees

     During the fiscal year ended May 31, 1999, there were four regular meetings and one special meeting of the Board of Directors. The Compensation Committee and the Stock Option Committee met once and the Audit Committee met twice during the year. All incumbent directors attended all of the meetings of the Board and the Committees on which they served, except John S. P. Samford who attended 80% of the Board meetings.

Compensation Of Directors

     During the fiscal year ended May 31, 1999, the Company paid each of its non-employee Directors a retainer of $300 per month and all Directors, including Directors who were employees of the Company, were paid a fee of $2,000 for each regular Board meeting attended. The members of the Compensation Committee were each paid $2,000 for attending the Compensation Committee meeting and the members of the Audit Committee were paid $1,000 for each meeting attended.

Stock Ownership Reporting By Directors And Officers

     Section 16(a) of the Securities Exchange Act of 1934 requires that Directors, certain Executive Officers and beneficial owners of more than ten percent of the stock of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission. These reports consist of Forms 3, Initial Statement of Ownership, 4, Monthly Reports, and 5, Annual Reports. Based upon a review of copies of such reports, or representations that no reports were due to be filed by Directors, Officers or beneficial owners of more than ten percent of the stock of the Company, the Company believes that Section 16(a) filing requirements applicable to its Directors, Executive Officers and beneficial owners of more than ten percent of the stock of the Company were complied with during the fiscal year 1999, except that James I. Rotenstreich, a Director of the Company, due to inadvertence, failed to timely report the purchase of 1,000 shares on February 19, the purchase of 1,000 shares on Feburary 22, and the purchase of 4,500 shares on February 23, 1999. Mr. Rotenstreich subsequently reported these transactions to the Securities and Exchange Commission on a Form 4 Report filed in July of this year.

          EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table summarizes the compensation paid or accrued by the Company and its subsidiary during the fiscal years 1997, 1998 and 1999 to the Company's Chief Executive Officer and to the three most highly compensated executive officers, other than the Chief Executive Officer, whose compensation exceed $100,000.


                                                 SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                                                           Compensation
                                          Annual Compensation                 Awards
                                   ________________________________   _____________________
                                                       Other Annual   Securities Underlying     All Other
   Name and                         Salary     Bonus   Compensation       Options/SARs        Compensation
   Principal Position        Year    ($)        ($)        ($)               (#) (1)               ($)
   ___________________       ____  ________    _____   ____________   _____________________   __________________
John S. Stein (a)            1999  $264,166     --          --               20,000           $125,879 (2)(3)(4)
  Chairman, President and    1998  $259,000   $25,368       --                 --             $124,031
  Chief Executive Officer    1997  $259,000   $19,962       --               40,000           $119,871

F. Wayne Pate (b)            1999  $194,500     --          --                 --             $199,835 (2)(3)(4)
  President  and President   1998  $189,000   $25,368       --                 --             $147,787
  of Golden Flake Snack      1997  $189,000   $19,962       --               30,000           $142,312
  Foods, Inc.

John H. Shannon              1999  $116,500     --          --                 --             $  1,596 (3)
  Vice President,            1998  $111,600     --          --                 --             $  3,012
  Secretary & Controller     1997  $111,600     --          --               10,000           $  2,729

Mark W. McCutcheon (c)       1999  $106,666     --          --               20,000           $ 10,354 (2)(3)
  President of
  Golden Flake
  Snack Foods, Inc.


(1) During the 1999 fiscal year, incentive stock options were granted for indicated number of underlying securities under the 1996 Long Term Incentive Plan.

(2) Includes director's fees paid by the Company and its subsidiary as follows: Mr. Stein ($15,000), Mr. Pate
     ($13,000), Mr. McCutcheon ($9,000).

(3) Includes contributions to the Company's and subsidiary Profit Sharing Plan and Employee Stock Ownership Plan as follows: Mr. Stein ($602), Mr. Pate ($2,202), Mr. Shannon ($1,596) and Mr.
     McCutcheon ($1,354).

(4) Includes amounts accrued, but not paid, to provide for possible future payments under salary continuation plans covering Mr. Stein and Mr. Pate. The plans provide for payments of up to $120,000 per year for fifteen years following death, disability or retirement at age 65. During the 1999 Fiscal Year, the amounts accrued, respectively, were as follows: Mr. Stein ($110,277) and Mr. Pate ($184,633). The plans are funded in part with life insurance on the life of Mr. Stein.

(a)  John S. Stein served as Chairman of the Board and Chief
     Executive Officer for fiscal years 1997, 1998 and 1999. He served as President for fiscal years 1997 and 1998 and during Fiscal 1999 until November 1, 1998.

(b)  F. Wayne Pate was elected President of the Company on November
     1, 1998.

(c) Mark W. McCutcheon was elected President of Golden Flake Snack Foods, Inc. on November 1, 1998.


401(k) Profit Sharing Plan And Employee Stock Ownership Plan

     The Company and its subsidiary each maintain a 401(k) Profit Sharing Plan and Employee Stock Ownership Plan for the benefit of their employees. Annual contributions are made to the plans in amounts as determined by the Board of Directors of each company. Contributions to the Employee Stock Ownership Plan are invested in stock of the Company which is held for the account of the participating employees and is distributed to the employees upon their retirement or termination of employment. All contributions to the Profit Sharing Plan and Employee Stock Ownership Plan are allocated to the accounts of the participating employees based upon their annual compensation and each employee account vests 100% in the employee after five years of service. The contribution to the plans for the fiscal year ended May 31, 1999 was $255,020, with the following amounts being credited to the accounts of the following persons named in the Cash Compensation Table: John S. Stein, $602;
F. Wayne Pate, $2,202; John H. Shannon, $1,596; and Mark W. McCutcheon $1,354. (See Summary Compensation Table on page 8 _ These amounts are included within compensation shown in table.)

     The Employee Stock Ownership Plan provides that the shares held by the Trustee are voted by an administrative committee made up of 3 members. The Board of Directors of the Company determines the members of the committee. Present members of the administrative committee are: John S. Stein, Chairman of the Board and Chief Executive Officer of the Company; F. Wayne Pate, President of the Company; and John H. Shannon, Vice President and Secretary of the Company.

1988 Stock Option And Stock Appreciation Rights Plan

     In 1988, the Company's shareholders approved the 1988 Stock Option and Stock Appreciation Rights Plan (the "1988 Plan"). The purpose of the 1988 Plan is to make shares of the common stock of the Company available for purchase by key employees and to provide the employees with the opportunity to participate in the growth and financial success of the Company and to give them an increased personal interest in and a greater concern for the Company's continued success and growth.

     Under the 1988 Plan, non-qualified Stock Options to purchase up to 175,500 shares of Common Stock of the Company and Stock Appreciation Rights (SARs) may be granted to key employees. Directors of the Company who are not officers are not eligible to participate in the 1988 Plan.

     The grant of stock options and SARs is administered by the Stock Option Committee of the Board of Directors. The Committee selects those key employees of the Company to whom options are granted, the time at which options are granted, and the number and price of shares which may be purchased upon the exercise of options. The option price may be less than, equal to or greater than the fair market value of the stock on the day the option is granted and the option price may vary among employees.

     The Committee may also grant SARs when granting options. SARs are exercisable only when the underlying option is exercisable. SARs granted to an employee shall be equal to the number of shares that the employee is entitled to purchase under the related option. An employee to whom an SAR is granted may not exercise the SAR unless he simultaneously exercises the stock option to which the SAR relates and the employee shall be deemed to have automatically exercised his SAR when and at the same time that he exercises his stock option to which the SAR relates. If an employee does not exercise his stock option so that it expires, his SAR which relates to said option shall also expire.

     When SARs are exercised, the optionee receives from the Company a sum of cash equal to the amount of the appreciation in the underlying common stock as determined by the excess of the fair market value of a share of common stock on the exercise date of the related stock option over the option price.

     During the fiscal year ended May 31, 1999, no options or SARs were granted under the 1988 Plan to any employee, including the executive officers named in the Summary Compensation Table above and no options or SARs were exercised. There are currently no options or SARs outstanding under the 1988 Plan which are presently exercisable or may be exercisable in the future.

1996 Long Term Incentive Plan

     On September 27, 1996, the Company's shareholders approved the Golden Enterprises, Inc. 1996 Long Term Incentive Plan (the "1996 Plan"). The purpose of the 1996 Plan is to further the growth in earnings and market appreciation of the Company by providing long term incentives to those officers and key employees of the Company or its subsidiaries who make substantial contributions to the Company through their ability, loyalty, industry and invention.

     The 1996 Plan is administered by the Stock Option Committee of the Board of Directors.

     The 1996 Plan authorizes the Stock Option Committee to grant to officers and key employees in the 1996 Plan (i) stock options (which may be non-qualified options or incentive stock options for tax purposes), (ii) stock appreciation rights ("SARs") (which may be issued in tandem with stock options), (iii) restricted stock awards, (iv) performance units (which may be in stock, cash or a combination thereof), and (v) supplemental cash payments. Persons eligible to participate in the 1996 Plan shall be those officers and key employees of the Company and its subsidiaries who are in positions in which their decisions, actions and counsel significantly impact the performance of the Company or its subsidiaries. Participants are chosen from this group by the Stock Option Committee.

     Shares Reserved for Issuance. The aggregate number of shares of the Company's common stock which may be issued under the 1996 Plan may not exceed 500,000. Shares subject to options granted under the 1996 Plan which expire unexercised, or shares subject to awards which are otherwise forfeited or canceled, will not count against this limit. The maximum number of shares with respect to which awards may be granted to any individual in any one year under the 1996 Plan is 100,000.

     Stock Options. The Stock Option Committee is authorized to determine the terms and conditions of all option grants, subject to certain specific limitations as set forth in the 1996 Plan. In general, no option may be granted with an exercise price of less than the fair market value of a share of the Company's common stock on the date of grant (110% if the grantee beneficially owns more than 10% of such stock), the term of an option may not be longer than ten (10) years, and any option shall be subject to certain restrictions on transferability. Payment of the option price may be in cash, check or other instrument acceptable to the Stock Option Committee, or, in the discretion of the Stock Option Committee, in the form of unrestricted common stock of the Company owned by the optionee.

     Stock Appreciation Rights. The Stock Option Committee is authorized to grant SARs either independent of or in connection with stock options granted under the 1996 Plan. The exercise of SARs will entitle the holder thereof to an amount (the "appreciation") equal to the difference between the fair market value of the common stock on the date the SAR was issued (or, in the case of SARs issued in connection with options, the exercise price under the related option agreement) and the fair market value of a share of common stock of the Company on the date the SAR is exercised. The appreciation will be payable in cash or common stock of the Company at the discretion of the Stock Option Committee. The exercise of SARs granted in connection with options will terminate those options.

     The exercise of SARs which are paid in common stock will be treated as the issuance of the shares of common stock to which the SARs relate for purposes of calculating the maximum number of shares which have been issued under the 1996 Plan.

     Restricted Stock. The Stock Option Committee is authorized to award restricted stock under the 1996 Plan subject to such terms and conditions as the Stock Option Committee may determine. The Stock Option Committee will have authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company, upon the attainment of specified performance goals, or upon such other criteria as the Stock Option Committee may determine. The Stock Option Committee has the discretion to make loans to the recipients for the purchase price of the restricted stock and to accelerate the vesting of the restricted stock on a case by case basis at any time.

     Performance Units. The Stock Option Committee may grant performance units under which payment may be made to the participant upon the attainment of specific performance goals. Such performance goals will be established by the Stock Option Committee and will relate to the performance of the Company (or any segment thereof) over a specified performance period, as judged under any business criteria deemed appropriate by the Stock Option Committee, including, without limitation, growth in earnings, the ratio of earnings to shareholder's equity or the ratio of earnings to total capital.

     The Stock Option Committee shall determine the extent to which the performance targets have been attained, and what, if any, payment is due the participant on the performance unit. Such payment may be made, at the Stock Option Committee's discretion, in cash or common stock of the Company (based on the then current fair market value of such stock).

     Supplemental Cash Payments. A stock option, SAR, restricted stock or performance unit award may provide for the Company to make a supplemental cash payment to a participant. Payments may be made for the purpose of, but not limited to, assisting the employee in paying income taxes resulting from an award under the 1996 Plan. In no event shall the amount of cash payment exceed the value of the award to which it relates.

     During the fiscal year ended May 31, 1999, a total of 40,000 incentive stock options were granted under the 1996 Plan to two executive officers named in the Summary Compensation Table shown on Page 8 hereof. No options were exercised. John S. Stein, Chairman and CEO, was granted 20,000 incentive stock options and Mark W. McCutcheon, President of Golden Flake Snack Foods, Inc., was granted 20,000 incentive stock options. More detailed information concerning these stock options and other outstanding options is set forth in the following tables.


Option Grants in Last Fiscal Year
                                                                   Potential
                                                                   Realizable Value at
                                                                   Assumed Annual
                                                                   Rates of Stock
                                                                   Price Appreciation
                              Individual Grants                    for Option Term
________________________________________________________________   __________________
     (a)              (b)        (c)        (d)        (e)         (f)       (g)
                  Number of%     of
                  Securities    Total
                    Under-     Options/
                    lying        SARs
                   Options/   Granted to  Exercise
                     SARs     Employees    or Base
                   Granted    in Fiscal     Price    Expiration
     Name            (#)        Year       ($/Sh)       Date       5% ($)    10% ($)
_______________   _________   _________   _________  __________    ______    _______
John S. Stein,      20,000       50.0        3.50      4/8/09      44,060    111,580
CEO

Mark W. McCutcheon  20,000       50.0        3.50      4/8/09      44,060    111,580




      Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
________________________________________________________________________________________________
       (a)                   (b)                (c)                   (d)            (e)
                                                               Number of Secur-    Value of
                                                               ities Underlying  Unexercised In-
                                                                 Unexercised       the-Money
                                                                Options/SARs at  Options/SARs at
                                                                  FY-End (#)       FY-End ($)
                                                                 _____________    _____________
                      Shares Acquired                            Exercisable/     Exercisable/
     Name             on Exercise (#)     Value Realized ($)     Unexercisable    Unexercisable
__________________    _______________     __________________     _____________    _____________
John S. Stein,              0                    0                 60,000/0         10,000/0
CEO

F. Wayne Pate               0                    0                 30,000/0           0/0

John H. Shannon             0                    0                 10,000/0           0/0

Mark W. McCutcheon          0                    0                 40,000/0         10,000/0


Compensation Committee Interlocks And Insider Participation

     During the fiscal year ended May 31, 1999, John S. Stein, John S. P. Samford, James I. Rotenstreich, D. Paul Jones, Jr., and
J. Wallace Nall, Jr., constituted the Compensation Committee of the Company's Board of Directors. John S. P. Samford, James I. Rotenstreich, D. Paul Jones, Jr. and J. Wallace Nall, Jr. also served on the Company Stock Option Committee. Mr. Stein is Chairman, and Chief Executive Officer of the Company and is a member of the Board of Directors of Compass Bancshares, Inc., of which D. Paul Jones, Jr., a Director of the Company, is Chairman, Chief Executive Officer and President.

Compensation Committee Report On Executive Compensation for the
Fiscal Year Ended May 31, 1999

     The Compensation Committee of the Board of Directors (the "Compensation Committee") was comprised during fiscal 1999 of John
S. Stein, John S. P. Samford, James I. Rotenstreich, D. Paul Jones, Jr. and J. Wallace Nall, Jr., none of whom, with the exception of Mr. Stein, are officers of the Company or its subsidiary.

     The Compensation Committee reviews the compensation structure of the Executive Officers of the Company and the top executive officer of Golden Flake Snack Foods, Inc. ("Golden Flake"), a wholly-owned subsidiary, and recommends to the Board the appropriate base and incentive bonus compensation of such officers.

     The Stock Option Committee during fiscal 1999 was made up of James I. Rotenstreich, D. Paul Jones, Jr., John S. P. Samford and
J. Wallace Nall, Jr. The Stock Option Committee determines the key employees of the Company and Golden Flake to whom stock options and stock appreciation rights are granted under the 1988 Stock Option and Stock Appreciation Rights Plan and the 1996 Long Term Incentive Plan.

     The Company's executive compensation program consists of three primary components: base salary, annual incentive bonus, and grants of stock options and stock appreciation rights.

     Base salary is the foundation of executive compensation. Base salaries are reviewed annually and adjusted, if deemed appropriate, based upon recommendations of the Compensation Committee after its review of recommendations received from the Chairman of the Board ("Chairman") and Chief Executive Officer ("CEO").

     Annual incentive bonus formulas are established for the CEO, President and the top executive officer of Golden Flake. The CEO, President and the top executive officer of Golden Flake are paid a percentage of that company's pre-tax operating earnings that exceed a targeted return on equity.

     The base salaries and incentive bonus formulas for fiscal 1999 reported in this Proxy Statement were recommended by the Compensation Committee in April, 1998 to the Board. The Compensation Committee received and reviewed recommendations from the Chairman and CEO, which recommendations were based upon a number of factors, including overall earnings of the Company and Golden Flake, pre-tax earnings from operations, return on equity, the financial performance of the Company and its subsidiary, the complexities of the job, and individual performance and achievements of each of the executive officers.

     In reviewing the recommendations of the Chairman and CEO and in making its recommendations to the Board, the Compensation Committee undertook a subjective consideration of the executive officers' base salaries and incentive bonus formulas that was not related to any specific qualitative or quantitative criteria.

     The Board's approval of such recommendations of the Compensation Committee have generally been based on its subjective analysis of what it considers to be a reasonable and appropriate base salary and incentive bonus formula for the CEO and other executive officers taking into consideration their individual job responsibilities and the financial performance of the Company during the prior fiscal year.

     The Company has used stock options and stock appreciation rights to reward the performance of executives. These are granted through the 1988 Stock Option and Stock Appreciation Rights Plan and under the 1996 Long Term Incentive Plan. Grant of stock options and stock appreciation rights are made by the Stock Option Committee to key employees after considering the recommendations of the Chairman and CEO.

     The Compensation Committee believes that the incentive bonus formulas and stock options/stock appreciation rights assure that a significant portion of the CEO's compensation relate to the Company's performance.

     The base salary and incentive bonus formula for John S. Stein, the Company's CEO, for fiscal 1999 were determined based upon his responsibilities and contributions to the Company and the performance of the Company. During fiscal 1999, Mr. Stein received an increase in base salary of $11,000 from $259,000 to $270,000; but in January of 1999, he voluntarily took a decrease of $14,000 from $270,000 to $256,000 for the remainder of the fiscal year. His incentive bonus formula which was based upon a pre-determined percentage of the Company's pre-tax operating earnings that exceeded a target of return on equity, produced no bonus for fiscal 1999. Mr. Stein received incentive stock options for 20,000 shares during fiscal 1999.

     In April of 1999, the Compensation Committee held a regular meeting to consider and recommend compensation for the fiscal year beginning June 1, 1999. At that meeting the Compensation Committee, upon recommendation of John S. Stein, Chairman and CEO, and employing the factors and criteria set out above, recommended a 35% reduction in the salaries of John S. Stein, Chairman and CEO, F. Wayne Pate, President and John H. Shannon, Vice President, Secretary and Controller. The Compensation Committee further recommended that if the Company achieves $.18 per share or more in earnings for the year beginning June 1, 1999, then each executive officer taking a reduction in compensation will be repaid 75% of the reduction. The Committee also recommended a raise for Mark W. McCutcheon, President of Golden Flake Snack Foods, Inc., to $125,000. The recommendations of the Compensation Committee were approved by the Board of Directors.

     Compensation Committee: John S. Stein, John S. P. Samford,
James I. Rotenstreich, D. Paul Jones, Jr., J. Wallace Nall, Jr.

Shareholder Return Performance Graph

     The following graph illustrates, for the period commencing May 31, 1994, and ending May 31, 1999, the yearly percentage change in the cumulative total shareholder return on the Company's common stock as compared with the cumulative total returns of other companies included within the NASDAQ Stock Market (U.S. Companies) Index and the Company's Peer Group.

     The Company has selected a Peer Group consisting of the three publicly-traded companies named below, which are in the snack food industry. Virtually all of the Company's direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.

                                       1994      1995      1996      1997      1998     1999
                                      _____     _____     _____     _____     _____     ____
GOLDEN ENTERPRISES, INC.              100.0     101.2     153.1     124.9     108.8     77.9

NASDAQ Stock Market (US companies)    100.0     119.0     172.9     194.8     247.1    347.1

Self-Determined Peer Group            100.0     105.7     103.5     125.2     152.6    123.3



     This graph assumes that $100 was invested in the Company's common stock on May 31, 1994, in the NASDAQ Stock Market (U.S. Companies) Index and in the Peer Group, which consisted of Lance, Inc., Grist Mill Company and J & J Snack Foods Corp., and that dividends were reinvested.

                      CERTAIN TRANSACTIONS

     During the fiscal year ended May 31, 1999, the law firm of Spain & Gillon, L.L.C., of which John P. McKleroy, Jr. is a member, served as General Counsel and performed various legal services for the Company and its subsidiary. The firm will continue to perform legal services for the current fiscal year.

     During the fiscal year ended May 31, 1999, Golden Flake Snack Foods, Inc. ("Golden Flake"), a wholly-owned subsidiary of the Company, leased 20 trailers and 6 tractors from SYB, Inc., a corporation principally owned and controlled by Sloan Y. Bashinsky, Sr. The trailer leases were executed in prior years and the tractor lease was executed during fiscal 1999. Golden Flake uses the tractors and trailers in its ordinary course of business of distributing snack food products. During the fiscal year ended May 31, 1999, Golden Flake paid an average monthly lease payment of $766 per trailer and $1,668 per tractor. Upon expiration of the leases, Golden Flake has the option to purchase the trailers at their salvage value at an average of $8,000 each, and an option to purchase the tractors at their salvage value at an average of $10,000 each.

     Golden Flake owns a Cessna Citation II airplane for business use. The cost to Golden Flake of owning, maintaining and operating the plane is approximately $252,000 per year. Management and the Board of Directors reviewed the continued ownership, operation and cost effectiveness of the plane. Mr. Bashinsky agreed to enter into a lease with Golden Flake wherein he would have personal use of the plane for up to 100 flight hours per year. The lease provides that Mr. Bashinsky will pay to Golden Flake rent of $20,000 per month beginning February 1, 1999, and he will also pay all of the flight crew expenses for flights used by him. The lease is structured so that the cost of ownership, maintenance and operation of the plane to Golden Flake will be offset by the lease payments and payment of the flight crew on flights used by Mr. Bashinsky. The lease is for a term of one year from February 1, 1999 to January 31, 2000 and will automatically renew annually thereafter unless Golden Flake or Mr. Bashinsky elects to terminate the same. Golden Flake will continue to use the plane for business purposes. Mr. Bashinsky's use will be coordinated with Golden Flake so as not to interfere with Golden Flake's use.

     The Company believes that these transactions were on terms equal to or better than those available from unaffiliated third parties.

                       INDEPENDENT ACCOUNTANTS

     Dudley, Hopton-Jones, Sims & Freeman PLLP, Certified Public Accountants, were selected by the Board of Directors as the independent accountants to audit the Company's financial statements for the fiscal year ended May 31, 1999. Representatives of Dudley, Hopton-Jones, Sims & Freeman PLLP will be present at the Annual Meeting and will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions from stockholders.

     During the fiscal year ended May 31, 1999, Dudley, Hopton-Jones, Sims & Freeman PLLP provided various audit and non-audit services to the Company and its subsidiary. As a part of their services as the Company's auditors, they audited the consolidated financial statements of the Company and its subsidiary, the individual financial statements of the Company and Golden Flake Snack Foods, Inc. and its subsidiary and also assisted in the preparation of the Company's Annual Report (Form 10-K) for filing with the Securities and Exchange Commission.

     The Company has not selected the principal accountants to audit its financial statements for the current fiscal year. It is the Company's policy to select its principal accountants after the preceding year's audit has been completed and the Company has had time to consider the selection.

                      FINANCIAL STATEMENTS

     Consolidated Financial Statements of the Company and its subsidiary for the fiscal year ended May 31, 1999, are contained in the 1999 Annual Report to Stockholders which accompanies this Proxy Statement. However, such Report and Financial Statements contained therein are not to be considered a part of this solicitation material since they are not deemed material to the matters to be acted upon at the meeting.

          STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any stockholder desiring to submit a proposal to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to next year's Annual Meeting of Stockholders must do so in writing received by the Company on or before May 31, 2000. Any other stockholder proposals for the Company's 2000 Annual Meeting of Stockholders must be received no later than July 27, 2000. The proposals must comply with all applicable statutes and regulations. Any such proposals should be submitted to: Golden Enterprises, Inc., Attention: John H. Shannon, Vice President & Secretary, 2101 Magnolia Avenue South, Suite 212, Birmingham, Alabama 35205.

                         OTHER BUSINESS

     It is not anticipated that there will be presented to the meeting any business other than the matters set forth herein and the management was not aware, a reasonable time before this solicitation of proxies, of any other matters which may properly be presented for action at the meeting. If any other business should come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                                    By Order of the Board of Directors

                                    /s/ John Stein
                                    __________________________________

                                        John Stein
                                        Chairman

P R O X Y

GOLDEN ENTERPRISES, INC.
2101 Magnolia Avenue South
Birmingham, Alabama 35205

Annual Meeting of Stockholders
September 27, 1999

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints John S. Stein and John H. Shannon as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Golden Enterprises, Inc. held of record by the undersigned on August 6, 1999 at the annual meeting of stockholders to be held on September 27, 1999 or any adjournment thereof.

1.   ELECTION OF DIRECTORS

     [ ] FOR all nominees listed below     [ ] WITHHOLD AUTHORITY
         (except as designated                 to vote for all nominees
          to the contrary below)               listed below

John S. Stein, Edward R. Pascoe, John P. McKleroy, Jr., James I.
Rotenstreich, John S. P. Samford, D. Paul Jones, Jr., J. Wallace
Nall, Jr., F. Wayne Pate, Joann F. Bashinsky, Mark W. McCutcheon

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below)

__________________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, which business the Board of Directors was not aware of before July 24, 1999.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of directors. (To be signed on other side.)

The Board of Directors knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any matters are properly brought before the meeting, the persons named in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated September 3, 1999, and the 1999 Annual Report to Stockholders.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.
If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE_________________________________, 1999

______________________________________
Signature

______________________________________
Signature

PLEASE MRAK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.